EXHIBIT 99.1

Alta Mesa Reports First Quarter 2018 Results

HOUSTON, May 21, 2018 (GLOBE NEWSWIRE) -- Alta Mesa Resources, Inc., (NASDAQ:AMR) (“Alta Mesa Resources”, the “Company” or “Alta Mesa”) today announced first quarter 2018 unaudited financial and operational results for its wholly owned subsidiaries, Alta Mesa Holdings, LP (“AMHLP”) and Kingfisher Midstream, LLC (“Kingfisher”).

Financial Highlights

  Net Loss of $33.5 million in the Successor Period*; $13.2 million of which is attributable to the Company's Class A Common Stockholders, and a Net Loss of $14.9 million in the 2018 Predecessor Period*

  Adjusted EBITDAX of $35.5 million in the Successor Period*, and $14.2 million in the 2018 Predecessor Period*

  Increased Alta Mesa Holdings Upstream Borrowing Base by $50 million to $400 million

  Ended quarter with $261.1 million in cash for total liquidity of $760 million; pro forma for increased Upstream Borrowing Base liquidity was approximately $809.1 million

Hal Chappelle, Alta Mesa’s Chief Executive Officer, stated, “From the first day of our announced business combination we’ve been focused on creating value for our stakeholders and our Q1 production and Adjusted EBITDAX reflects that we have not skipped a beat in our STACK development program.” Chappelle continued; “With the business combination behind us, we are focused on driving our 2018 plan for both the upstream and midstream businesses.”

First Quarter 2018 Financial and Production Summary

Net loss for the Company's Class A Common Stockholders during the Successor Period was $13.2 million, or ($0.08) per basic and diluted share. Net loss during the 2018 Predecessor Period was $14.9 million.  Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs and other items ("Adjusted EBITDAX") was $35.5 million for the Successor Period and $14.2 million for the Predecessor Period. Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Financial Information and Reconciliation.”

Total production for the first quarter of 2018 was 2,163 MBOE, or an average of 24.0 MBOE per day, up 24%, compared to 1,737 MBOE or 19.3 MBOE per day in the 2017 Predecessor Period. The increase in production is primarily a result of the continued successful development of AMHLP’s STACK play.

Total Exploration and Production Segment costs for the Successor Period, which includes lease operating expense, marketing and transportation costs, production and ad valorem taxes and workover expenses, were $16.6 million, or $13.26 per BOE.

General and administrative costs for the Successor Period were $34.6 million including non-recurring equity based compensation expense of $3.5 million and business combination organization expense of $25.3 million. When adjusted for these non-recurring, non-cash items, general and administrative costs for the Successor Period would have been $5.8 million.

Borrowing Base Increased

AMHLP’s recently completed its regularly scheduled semi-annual redetermination process and its borrowing base under the senior secured revolving credit facility increased from $350 million to $400 million. This increase reflects the reserve growth from the AMHLP’s existing STACK assets. AMHLP is in compliance with all of the financial covenants associated with the credit facility and the next scheduled redetermination of the borrowing base is October 1, 2018.

About Alta Mesa Resources, Inc
Alta Mesa Resources, Inc., is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing to producers in the STACK play.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net

ALTA MESA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor
	February 9, 2018	January 1, 2018	Three
	Through	Through	Months Ended
	March 31, 2018	February 8, 2018	March 31, 2017
OPERATING REVENUES AND OTHER
Oil	$40,278	$30,972	$46,940
Natural gas	5,210	4,276	9,591
Natural gas liquids	4,714	4,000	7,072
Product sales	8,369	—	—
Gathering and processing revenue	3,411	—	—
Other revenues	555	888	1,234
Total operating revenues	62,537	40,136	64,837
Gain on sale of assets and other	5,979	—	—
Gain (loss) on derivative contracts	(22,646)	7,298	30,242
Total operating revenues and other	45,870	47,434	95,079
OPERATING EXPENSES
Lease operating expense	8,317	4,485	11,010
Marketing and transportation expense	1,021	3,725	5,662
Plant operating expense	587	—	—
Product expense	8,220	—	—
Gathering and processing expense	2,338	—	—
Production taxes	1,415	953	1,266
Workover expense	1,245	423	588
Exploration expense	4,955	3,633	5,047
Depreciation, depletion, and amortization expense	15,577	11,784	18,978
Impairment expense	—	—	1,188
Accretion expense	102	39	96
General and administrative expense	34,557	24,352	9,736
Total operating expenses	78,334	49,394	53,571
INCOME (LOSS) FROM OPERATIONS	(32,464)	(1,960)	41,508
OTHER INCOME (EXPENSE)
Interest expense	(5,444)	(5,511)	(12,042)
Interest income and other	546	172	249
Total other income (expense)	(4,898)	(5,339)	(11,793)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(37,362)	(7,299)	29,715
Income tax provision (benefit)	(3,813)	—	285
INCOME (LOSS) FROM CONTINUING OPERATIONS	(33,549)	(7,299)	29,430
Loss from discontinued operations, net of tax	—	(7,593)	(4,515)
NET INCOME (LOSS)	(33,549)	(14,892)	24,915
Net loss attributable to noncontrolling interest	(20,314)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO ALTA MESA RESOURCES, INC.	$(13,235)	$(14,892)	$24,915

NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.08)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	169,371,730

ALTA MESA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Successor	Predecessor
	February 9, 2018	January 1, 2018	Three
	Through	Through	Months Ended
	March 31, 2018	February 8, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(33,549)	$(14,892)	$24,915
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, depletion, and amortization expense	15,577	12,414	24,804
Impairment expense	—	5,560	1,220
Accretion expense	102	140	572
Amortization of deferred financing costs	—	171	962
Amortization of debt premium	(820)	—	—
Equity based compensation expense	3,466	—	—
Dry hole expense	—	(45)	—
Expired leases	4,189	1,250	3,333
(Gain) loss on derivative contracts	22,646	(7,298)	(30,242)
Settlements of derivative contracts	(4,610)	(1,661)	(1,970)
Interest converted into debt	—	103	298
Interest on notes receivable due from related party	(162)	(85)	(200)
Deferred tax provision (benefit)	(3,813)	—	—
Loss on sale of assets and other	—	1,923	—
Changes in assets and liabilities:
Accounts receivable	(3,189)	(20,895)	(5,374)
Other receivables	997	(9,887)	7,494
Receivables due from related party	(2,067)	(117)	139
Prepaid expenses and other non-current assets	(2,194)	9,970	(9,543)
Advances from related party	(7,008)	24,116	(29,791)
Settlement of asset retirement obligation	(166)	(63)	(2,394)
Accounts payable, accrued liabilities, and other liabilities	(75,960)	25,815	11,837
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(86,561)	26,519	(3,940)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property, plant and equipment	(133,055)	(38,096)	(60,589)
Acquisitions of Alta Mesa and Kingfisher Midstream, net of cash acquired	(796,826)	—	—
Proceeds withdrawn from Trust Account	1,042,742	—	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	112,861	(38,096)	(60,589)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	9,000	60,000	55,065
Repayments of long-term debt	(134,065)	(43,000)	—
Additions to deferred financing costs	(1,007)	—	(64)
Capital distributions	—	(68)	—
Capital contributions	—	—	7,875
Proceeds from issuance of Class A shares	400,000	—	—
Repayment of sponsor note	(2,000)	—	—
Repayment of deferred underwriting compensation	(36,225)	—	—
Redemption of Class A common shares	(33)	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	235,670	16,932	62,876
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	261,970	5,355	(1,653)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	388	4,990	7,618
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$262,358	$10,345	$5,965

ALTA MESA RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor
	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$261,063	$3,660
Short-term restricted cash	1,295	1,269
Accounts receivable, net of allowance of $65 and $415, respectively	109,825	76,161
Other receivables	225	1,388
Receivables due from related party	7,892	790
Note receivable due from related party	1,578	—
Prepaid expenses and other current assets	5,903	2,932
Current assets — discontinued operations	—	5,195
Derivative financial instruments	—	216
Total current assets	387,781	91,611
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	2,389,522	920,563
Other property, plant and equipment, net	322,122	6,207
Total property, plant and equipment, net	2,711,644	926,770
OTHER ASSETS
Deferred financing costs, net	1,007	1,787
Notes receivable due from related party	11,039	12,369
Goodwill	650,663	—
Intangible assets, net	468,913	—
Deposits and other long-term assets	8,630	9,067
Non-current assets — discontinued operations	—	43,785
Deferred tax asset	3,813	—
Derivative financial instruments	49	8
Total other assets	1,144,114	67,016
TOTAL ASSETS	$4,243,539	$1,085,397
LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$159,110	$170,489
Accounts payable — affiliate	—	5,476
Advances from non-operators	1,312	5,502
Advances from related party	40,498	23,390
Asset retirement obligations	622	69
Current liabilities — discontinued operations	—	15,419
Derivative financial instruments	26,401	19,303
Total current liabilities	227,943	239,648
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	6,033	10,400
Long-term debt, net	584,815	607,440
Noncurrent liabilities — discontinued operations	—	66,862
Derivative financial instruments	2,916	1,114
Other long-term liabilities	1,934	5,488
Total long-term liabilities	595,698	691,304
TOTAL LIABILITIES	823,641	930,952
PREFERRED STOCK, $0.0001 par value, 1,000,000 shares authorized
Class A: 3 shares issued and outstanding	—	—
Class B: 1 share issued and outstanding	—	—
Commitments and Contingencies (Note 13)
PARTNERS' CAPITAL	—	154,445
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value
Class A: 1,200,000,000 shares authorized, 169,371,730 shares issued and outstanding	17	—
Class C: 280,000,000 shares authorized, 213,402,398 shares issued and outstanding	21	—
Additional paid in capital	1,402,888	—
Retained earnings (accumulated deficit)	(21,349)	—
Total stockholders' equity/partners' capital	1,381,577	154,445
Non-controlling interest	2,038,321	—
Total equity	3,419,898	154,445
TOTAL LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY	$4,243,539	$1,085,397

*Non-GAAP Financial Information and Reconciliation
Alta Mesa Reconciliation of Net Loss to Adjusted EBITDAX.  Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income (loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, gain (loss) on sale of assets and the non-cash portion of gain/loss on oil, natural gas and natural gas liquids derivative contracts. Alta Mesa’s management believes Adjusted EBITDAX is useful because it allows external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure and because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures. Adjusted EBITDAX is not a measurement of Alta Mesa’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa’s profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands).

EBITDAX Calculation (Non-GAAP Measure)	Feb 9 – Mar 31, 2018 Successor	Jan 1 – Feb 8, 2018 Predecessor

Net Loss attributable to Alta Mesa Resources, Inc.	$(13,235)	$(14,892)
Net Loss attributable to Noncontrolling Interest	(20,314)	-
Taxes	(3,813)	-
Interest	5,444	5,511
(Gain) loss on derivative contracts	22,646	(7,298)
Settlements of derivative contracts	(4,610)	(1,661)
Exploration	4,955	3,633
Depreciation, depletion and amortization	15,577	11,784
Accretion expense	102	39
Stock Compensation expense	3,466	-
EBITDAX	10,218	(2,884)
Non-recurring Business Combination Expense	25,291	17,040
Adjusted EBITDAX	$35,509	$14,156

*Successor Company and Period:
The financial statements and certain footnote presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the Business Combination, which is from January 1, 2018 to February 8, 2018 (“2018 Predecessor Period”) and the period after the consummation of the Business Combination, which is from February 9, 2018 to March 31, 2018 (“Successor Period”), to indicate the application of the different basis of accounting between the periods presented.  The three months ended March 31, 2017 is referred to as the “2017 Predecessor Period”.  AMHLP is the “Predecessor” for periods prior to the Business Combination, which do not include the consolidation of the Company and Kingfisher.  For the periods after the Business Combination, Alta Mesa Resources, including the consolidation of AMHLP and Kingfisher, is the “Successor”.